EV Energy Partners to Present at IPAA OGIS Small Cap Oil & Gas Investment Symposium

HOUSTON, Feb 06, 2007 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced that Michael E. Mercer, Senior Vice President and CFO, will be presenting at the IPAA OGIS Small Cap Oil & Gas Investment Symposium in Boca Raton, Florida on Wednesday, February 7, 2007 at 11:25am ET.

Interested parties can access the IPAA presentation during a live webcast via the following link: http://www.investorcalendar.com/CEPage.asp?ID=112962. A replay of the webcast will be available approximately two hours following the event and will remain available until Friday, February 8, 2007.
In addition, the presentation will be available on EVEP’s website at http://www.evenergypartners.com in the Investor Relations/Presentations section

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

SOURCE: EV Energy Partners, L.P.
EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com